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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) November 5, 2004




                             SOUTHERN UNION COMPANY
             (Exact name of registrant as specified in its charter)



           Delaware                        1-6407                75-0571592
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
         incorporation)                                      Identification No.)



            One PEI Center                             18711
      Wilkes-Barre, Pennsylvania                     (Zip Code)
(Address of principal executive offices)



       Registrant's telephone number, including area code: (570) 820-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     As previously disclosed, pursuant to a purchase agreement dated as of June 24, 2004 and amended as of September 1, 2004, CCE Holdings, LLC (CCE), a joint venture between Southern Union Company and its 50% equity partner GE Commercial Finance Energy Financial Services, agreed to acquire 100% of the equity interests of CrossCountry Energy, LLC (CrossCountry) from Enron Corp. and its affiliates for $2,450,000,000 in cash including certain consolidated debt (the Transaction).
     On November 5, 2004, in preparation for the closing of the Transaction, Southern Union Company through its wholly-owned subsidiary, CCE Acquisition, entered into an Amended and Restated Limited Liability Company Agreement (the LLC Agreement) with a subsidiary of GE Commercial Finance Energy Financial Services. This LLC Agreement sets forth the terms and conditions under which CCE will be governed. In addition, Southern Union Company through another wholly-owned subsidiary, SU Pipeline Management LP, entered into an Administrative Services Agreement (ASA) with CCE. This ASA provides that SU Pipeline Management LP will operate and manage the pipeline assets of CCE on a day-to-day basis. While these agreements were executed on November 5, 2004, their effectiveness will be conditioned upon the closing of the Transaction.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
         (c) Exhibits.

Exhibit Number      Exhibit
--------------      -------

     10.1 Amended and Restated Limited Liability Company Agreement of CCE Holdings, LLC between EFS-PA, LLC and CCE ACQUISITION, LLC, dated November 5, 2004.

     10.2 Administrative Service Agreement between CCE Holdings, LLC and SU Pipeline Management LP, dated November 5, 2004.

     This release and other reports and statements issued or made from time to time contain certain "forward-looking statements" concerning projected future financial performance, expected plans or future operations. Southern Union cautions that actual results and developments may differ materially from such projections or expectations.
     Investors should be aware of important factors that could cause actual results to differ materially from the forward-looking projections or expectations. These factors include, but are not limited to, the following: cost of gas; gas sales volumes; gas throughput volumes and available sources of natural gas; discounting of transportation rates due to competition; customer growth; abnormal weather conditions in the Company's service territories; the Company's ability to control costs successfully and achieve operating efficiencies, including the purchase and implementation of new technologies for achieving such efficiencies; impact of relations with labor unions of bargaining-unit employees; the receipt of timely and adequate rate relief and the impact of future rate cases or regulatory rulings; the outcome of pending and future litigation; the speed and degree to which competition is introduced to our gas distribution business; new legislation and government regulations and proceedings affecting or involving the Company; unanticipated environmental liabilities; the Company's ability to comply with or to challenge successfully existing or new environmental regulations; changes in business strategy and the success of new business ventures; the risk that the businesses acquired and any other businesses or investments that Southern Union has acquired or may acquire may not be successfully integrated with the businesses of Southern Union; exposure to customer concentration with a significant portion of revenues realized from a relatively small number of customers and any credit risks associated with the financial position of those customers; factors affecting operations such as maintenance or repairs, environmental incidents or gas pipeline system constraints; our or any of our subsidiaries debt securities ratings; the economic climate and growth in our industry and service territories and competitive conditions of energy markets in general; inflationary trends; changes in gas or other energy market commodity prices and interest rates; the current market conditions causing more customer contracts to be of shorter duration, which may increase revenue volatility; the possibility of war or terrorist attacks; the nature and impact of any extraordinary transactions such as any acquisition or divestiture of a business unit or any assets. These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions, and general economic conditions, including interest rate fluctuations, federal, state and local laws and regulations affecting the retail gas industry or the energy industry generally, and other factors.

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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               SOUTHERN UNION COMPANY
                                               ----------------------
                                                     (Registrant)



Date   November 10, 2004                  By  /s/ DAVID J. KVAPIL
     -------------------                      -------------------
                                              David J. Kvapil
                                              Executive Vice President and Chief
                                              Financial Officer

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                                  EXHIBIT INDEX




Exhibit Number                          Description
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       10.1      Amended and Restated Limited Liability Company Agreement of CCE
                 Holdings, LLC between EFS-PA, LLC and CCE ACQUISITION, LLC, dated November 5, 2004.

       10.2 Administrative Service Agreement between CCE Holdings, LLC and SU Pipeline Management LP, dated November 5, 2004.